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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                  Subsidiary                  Jurisdiction of Organization        Type of Entity
                  ----------                  ----------------------------        --------------
ElderTrust Operating Limited Partnership               Delaware              Limited partnership
ET Sub-Phillipsburg, L.L.C.                            Delaware              Limited liability company
ET Sub-Windsor I, L.L.C.                               Delaware              Limited liability company
ET Sub-Windsor II, L.L.C.                              Delaware              Limited liability company
ET Sub-SMOB, L.L.C.                                    Delaware              Limited liability company
ET Sub-GENPAR, L.L.C.                                  Delaware              Limited liability company
ET Sub-Lopatcong, L.L.C.                               Delaware              Limited liability company
ET Sub-Heritage Woods, L.L.C.                          Delaware              Limited liability company
ET Sub-Pleasant View, L.L.C.                           Delaware              Limited liability company
ET Sub-Lacey I, L.L.C.                                 Delaware              Limited liability company
ET Sub-Willowbrook Limited Partnership, L.L.P.         Virginia              Limited liability partnership
ET Sub-Riverview Ridge Limited Partnership, L.L.P.     Virginia              Limited liability partnership
ET Sub-Highgate, L.P.                                  Pennsylvania          Limited partnership
ET Sub-Woodbridge, L.P.                                Pennsylvania          Limited partnership
ET Sub-Rittenhouse Limited Partnership, L.L.P.         Virginia              Limited liability partnership
ET Sub-Wayne I Limited Partnership, L.L.P.             Virginia              Limited liability partnership
ET Sub-Belvedere Limited Partnership, L.L.P.           Virginia              Limited liability partnership
ET Sub-Chapel Manor Limited Partnership, L.L.P.        Virginia              Limited liability partnership
ET Sub-Harston Hall Limited Partnership, L.L.P.        Virginia              Limited liability partnership
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.     Virginia              Limited liability partnership
ET Sub-Silverlake Limited Partnership, L.L.P.          Virginia              Limited liability partnership
ET Sub-POB I Limited Partnership, L.L.P.               Virginia              Limited liability partnership
ET Sub-DCMH Limited Partnership, L.L.P.                Virginia              Limited liability partnership
ET Sub-Vernon Court, L.L.C.                            Delaware              Limited liability company
ET Sub-Heritage Andover, L.L.C.                        Delaware              Limited liability company
ET Belvedere Finance, L.L.C                            Delaware              Limited liability company
ET DCMH Finance, L.L.C.                                Delaware              Limited liability company
ET Pennsburg Finance, L.L.C.                           Delaware              Limited liability company
ET POB I Finance, L.L.C                                Delaware              Limited liability company
ET Wayne I Finance, L.L.C.                             Delaware              Limited liability company
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